Adeona to Raise $3.5 Million in Registered Direct Offering

For Immediate Release

Ann Arbor, MI, April 7, 2011 – Adeona Pharmaceuticals, Inc. (AMEX:AEN - News), a developer of innovative medicines for serious central nervous system diseases, announced today that it has executed an agreement for the sale of 1,688,782 shares of its common stock at approximately $2.0725 per share to a new institutional investor in a registered direct offering for $3.5 million in gross proceeds. The investor will also receive warrants to purchase approximately 844,391 shares of common stock at an exercise price of $2.0725 per share. The warrants are exercisable upon issuance for a period of 13 months from the closing date.  If exercised for cash, the warrants are expected to generate up to an additional $1.75 million in proceeds to Adeona.

“In addition to funding the continued development of our reaZinTM zinc-based medical food product candidate for Alzheimer’s disease and our Trimesta drug product candidate for the treatment of multiple sclerosis, this financing will also allow us to explore new opportunities,” stated James S. Kuo, M.D., M.B.A., Adeona’s Chairman and CEO.

The offering is expected to close on or before April 11, 2011, subject to customary closing conditions, including approval by the NYSE AMEX. The net proceeds of approximately $3.25 million will be used for general corporate purposes, including conducting operations and advancing our clinical development programs.

Chardan Capital Markets acted as the sole placement agent for this transaction.

The shares and warrants are being offered in a registered direct offering under the Company’s effective shelf registration statement previously filed on Form S-3 with the Securities and Exchange Commission (SEC).  This offering will be made by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained, when available, from www.sec.gov.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Adeona Pharmaceuticals, Inc.

Adeona is a pharmaceutical company developing innovative medicines for the treatment of serious central nervous system diseases. The Company’s strategy is to license product candidates that have demonstrated a certain level of clinical efficacy and develop them to a stage that results in a significant commercial collaboration. Currently, Adeona is developing the following product candidates: a prescription medical food for Alzheimer’s disease, and drugs for multiple sclerosis, fibromyalgia and age-related macular degeneration. For more information, please visit Adeona’s website at www.adeonapharma.com.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the timing and results of our clinical study and our ability to successfully develop products with superior benefits. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, the availability of financial and other resources and the allocation of resources among different potential uses, unanticipated expenses that could cause a change in our use of proceeds, a failure of our clinical trials to be completed on time or to achieve desired results, a failure of our clinical reference laboratory to continue to grow and achieve revenue or a failure by us or our strategic partners to successfully commercialize products and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2010 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

James S. Kuo, M.D., M.B.A.
Chief Executive Officer
(734) 332-7800

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